UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 6, 2013

Date of earliest event reported: February 28, 2013

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 1, 2013, Constellation Energy Partners LLC (the “Company”) entered into a Membership Interest Purchase and Sale Agreement (the “Agreement”) with Castleton Commodities Upstream LLC (“Buyer”). Pursuant to the Agreement, the Company agreed to sell to Buyer all of its equity interests in Robinson’s Bend Production II, LLC and Robinson’s Bend Operating II, LLC, which entities owned all of the Company’s operating assets in the Robinson’s Bend field. The sale was closed on February 28, 2013. The purchase price was $63,000,000 plus adjustments for income and expenses relating to operating the Robinson’s Bend assets since December 1, 2012, assumed obligations relating to the entities’ assets (including plugging and abandonment expenses, certain environmental costs, royalty obligations, lease obligations and liabilities under certain leases and contracts), certain post-closing environmental costs anticipated to be incurred by Buyer, and any title defects and benefits.

The description of the sale and the terms of the Agreement are contained in the Company’s 8-K filed on February 4, 2013, and are incorporated herein by reference. A copy of the Agreement was filed as Exhibit 10.1 on Form 8-K on February 4, 2013, and is incorporated herein by reference. The Current Report on Form 8-K filed on March 1, 2013, is being amended by this Amendment No. 1 to include the required pro forma financial information required by Item 9.01 (b).

This Report replaces Item 9.01 of that filing:

Item 9.01 Financial Statements and Exhibits.

(b)	The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012, and the unaudited pro forma condensed consolidated statements of operations for the periods ended September 30, 2012 and December 31, 2011, 2010 and 2009, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: March 6, 2013	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer

Exhibits

Exhibit Number	Description

99.1	Unaudited pro forma condensed consolidated financial information.